EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Nicholas Galeone, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the CCUBS Commercial Mortgage Trust 2017-C1 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Park Bridge Lender Services LLC, as Operating Advisor, Berkeley Point Capital LLC d/b/a Newmark Knight Frank, as Primary Servicer, Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian, Wells Fargo Bank, National Association, as Primary Servicer for the General Motors Building Mortgage Loan, Green Loan Services LLC, as Special Servicer for the General Motors Building Mortgage Loan, Wilmington Trust, National Association, as Trustee for the General Motors Building Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the General Motors Building Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the General Motors Building Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the General Motors Building Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Manchester Financial Building Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Manchester Financial Building Mortgage Loan prior to May 5, 2023, K-Star Asset Management LLC, as Special Servicer for the Manchester Financial Building Mortgage Loan on and after May 5, 2023, Wells Fargo Bank, National Association, as Trustee for the Manchester Financial Building Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Manchester Financial Building Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Manchester Financial Building Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Manchester Financial Building Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Headquarters Plaza Mortgage Loan, Argentic Services Company LP, as Special Servicer for the Headquarters Plaza Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Headquarters Plaza Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Headquarters Plaza Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Headquarters Plaza Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Headquarters Plaza Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Headquarters Plaza Mortgage Loan, KeyBank National Association, as Primary Servicer for the GNL Portfolio Mortgage Loan, LNR Partners, LLC, as Special Servicer for the GNL Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the GNL Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the GNL Portfolio Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the GNL Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the GNL Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Bass Pro & Cabela's Portfolio Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Bass Pro & Cabela's Portfolio Mortgage Loan prior to May 10, 2023, K-Star Asset Management LLC, as Special Servicer for the Bass Pro & Cabela's Portfolio Mortgage Loan on and after May 10, 2023, Wilmington Trust, National Association, as Trustee for the Bass Pro & Cabela's Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Bass Pro & Cabela's Portfolio Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Bass Pro & Cabela's Portfolio Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Bass Pro & Cabela's Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Bass Pro & Cabela’s Portfolio Mortgage Loan, Berkeley Point Capital LLC d/b/a Newmark Knight Frank, as Primary Servicer for the Harmon Corner Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Harmon Corner Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Harmon Corner Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Harmon Corner Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Harmon Corner Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Harmon Corner Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the 16 Court Street Mortgage Loan, LNR Partners, LLC, as Special Servicer for the 16 Court Street Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 16 Court Street Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 16 Court Street Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the 16 Court Street Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the 16 Court Street Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 16 Court Street Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the National Office Portfolio Mortgage Loan, KeyBank National Association, as Special Servicer for the National Office Portfolio Mortgage Loan, Wilmington Trust, National Association, as Trustee for the National Office Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the National Office Portfolio Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the National Office Portfolio Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the National Office Portfolio Mortgage Loan, and Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the National Office Portfolio Mortgage Loan.

Dated: March 21, 2024

/s// Nicholas Galeone

Nicholas Galeone

President

(senior officer in charge of securitization of the depositor)